Exhibit 99.1

News Release Contact: Larry Vale Keane Investor Relations 617-517-1290 Danielle Wuschke Public Relations 617-517-1445

KEANE REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS

BOSTON, October 18, 2006 — Keane, Inc. (NYSE: KEA), a leading business process and information technology services firm, today announced its results for the Third Quarter ended September 30, 2006.

Keane’s revenues for the Third Quarter of 2006 were $232.0 million, a decrease of 3.2 percent from revenues of $239.6 million for the Third Quarter of 2005.  Net income for the Third Quarter of 2006 was $8.4 million, a decrease of 5.4 percent from net income of $8.9 million for the Third Quarter of 2005.  Diluted earnings per share (EPS) for the Third Quarter of 2006 was $.13, compared to EPS of $.14 for the Third Quarter of 2005.  Net income and EPS for the Third Quarter of 2005 included a $2.8 million or $.04 non-recurring tax benefit resulting from the reduction of tax reserves due to the expiration of certain statutes of limitation.

Keane’s management believes that cash performance is the primary driver of long-term per share value.  As such, Keane’s management views diluted cash earnings per share (CEPS(1)) as an important indicator of performance that helps investors gain a meaningful understanding of the Company’s core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company’s performance.  CEPS for the Third Quarter of 2006 was $.18, compared to CEPS of $.19 for the Third Quarter of 2005, which included the $.06 non-recurring tax benefit.

In October, Keane formed a new senior management team comprised of experienced Keane leaders.  Headed by John Leahy as interim CEO, the new Executive Team includes Russ Campanello, who will continue in his role as SVP of Human Resources and member of the Office of the President.  Reporting to John Leahy in their current roles will be Laurence Shaw, SVP, International & Global Solutions; Ray Paris, SVP, Healthcare Solutions; and Sandeep Bhargava, CEO, Keane Worldzen and Business Transformation Practice Leader.  The management team was enhanced with the promotions of Aurora Coya to SVP, Global Practices, and Glenn Giles to SVP, North American Regions & Verticals, who will also be reporting to Leahy.

(1)  CEPS excludes amortization of intangible assets, stock-based compensation, and restructuring charges, net.  CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP) and is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.  See reconciliation of EPS to CEPS in the accompanying financial data schedules.

As SVP, Global Practices, Aurora Coya is now responsible for all of Keane’s global delivery and application-focused Global Practices, which we formerly called Business Lines.  As SVP, North American Regions & Verticals, Glenn Giles is now responsible for all of Keane’s customer-facing regions and organization.

“We have a team of seasoned, senior leaders with a track record of success and resiliency, which we have further strengthened with the promotion of two proven Keane veterans,” explained John Leahy, interim president and chief executive officer and executive vice president and chief financial officer.  “I am confident in our new Executive Team and in their ability to help to position our Company for a strong 2007.  All of us remain firmly committed to the goals of our transformation and to our global growth strategy.”

Third Quarter 2006 Highlights:

•                  Client Engagements:  Keane secured new engagements with both new and existing clients, across multiple industries, including US Securities and Exchange Commission (SEC) and CareFirst.

•                  SEC: During the Third Quarter, Keane leveraged the capabilities of multiple global practices, including Architecture Services, Program Management, and Infrastructure Management, to create a highly integrated world-class solution that enabled the Company to secure a $48 million contract with the SEC to maintain and modernize EDGAR (Electronic Data Gathering, Analysis and Retrieval).  EDGAR is the SEC’s primary system for accepting company filings and providing information to investors.

•                  CareFirst: Keane developed an innovative end-to-end business solution to transform the business and IT architectures for CareFirst.  Keane’s BTS, Architecture Services, and Testing practices all participated in creating an integrated solution to combine the client’s enrollment and billings systems onto a single platform and to secure this important win.  Keane is leading a group of three major global providers at this multi-million dollar engagement.

•                  TTA Engagement Update:  Since winning the $367 million contract with the State Government of Victoria, Australia’s Transport Ticketing Authority (TTA) in July 2005, Keane Australia Micropayment Consortium (Kamco) continues to make progress toward delivery of the new ticketing solution.  During the quarter, Kamco opened its integrated test facility to transit-operator stakeholders providing an overview of the front office and back office technology.

•                  Continued Improvement in Costs:  SG&A was $48.4 million, or 20.9 percent of total revenues, a decrease of 180 basis points compared to the Third Quarter of 2005.  The decrease in SG&A in the Third Quarter was primarily due to lower personnel costs.

•                  Solid CEPS Performance:  CEPS was $.18, compared to CEPS of $.19 for the Third Quarter of 2005, which included the $.06 non-recurring tax benefit.

Business Outlook:

Keane estimates revenues for the Fourth Quarter of 2006 to be in the range of $230 million to $235 million, EPS to be in the range of $.10 to $.12 and CEPS to be in the range of $.14 to $.16.

Conference Call:

Keane will host a conference call today at 8:30 a.m. ET to discuss these results.  Interested parties may access the call via the Internet at www.keane.com/investors/earnings.html or may dial 800-438-7212 (706-643-3476 from outside North America) and ask for the Keane call referencing reservation number 7748808.  A replay of the call will be available beginning at approximately 10:30 a.m. ET today, through 5:00 p.m. ET on October 27, 2006.  The replay may be accessed via the Internet at www.keane.com/investors or by calling 800-642-1687 (706-645-9291 from outside North America) and referencing reservation number 7748808.

About Keane

In business since 1965, Keane, Inc. (NYSE: KEA) is a leading business process and IT services firm.  Keane delivers Application and Business Process Services to help clients transform their business and IT operations to achieve demonstrable, measurable, and sustainable business benefit.  As a trusted advisor and partner for its clients, Keane solves real business issues through the development and implementation of cost-effective, change-oriented, industry-specific solutions.

Specifically, Keane delivers highly synergistic application and business process services, including Application Development and Integration Services, Architecture Services, Application Outsourcing, Program Management, and Testing, as well as Business Transformation Services including Business Process Outsourcing.  Keane believes that business and IT improvements are best realized by streamlining and optimizing business and IT processes, implementing rigorous management disciplines, and fostering a culture of accountability through meaningful performance metrics.  Based in Boston, Mass., Keane delivers its services throughout the United States, Australia, Canada, India, and the United Kingdom.  For more information, visit www.keane.com.

Safe Harbor for Forward-Looking Statements:

This press release contains a number of forward-looking statements concerning Keane’s current expectations as to future growth and its results of operations.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “projects,” “will,” “would,” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including:  political and economic conditions in India, the loss of one or more major clients, unanticipated disruptions to Keane’s business, the execution and successful completion of contracts evidencing the new bookings referred to in this release, the successful completion of software development or management projects, the availability and utilization rate of professional staff, and other factors detailed under the caption “Risk Factors” in Keane’s Quarterly  Report on Form 10-Q for the quarter ended June 30, 2006, which important factors are incorporated herein by this reference.  Keane disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, including the potential impact of any future acquisitions, mergers, or dispositions it may make.

Keane, Inc.

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(In thousands except per share amounts)		(In thousands except per share amounts)
Revenues	$231,956	$239,563	$718,168	$709,585
Operating expenses
Salaries, wages, and other direct costs	166,361	171,016	511,122	499,670
Selling, general, and administrative expenses	48,419	54,495	155,907	164,971
Amortization of intangible assets	3,742	3,780	11,448	11,710
Restructuring charges, net	135	—	2,796	—
Operating income	$13,299	$10,272	$36,895	$33,234

Other income (expense)
Interest and dividend income	1,402	1,121	3,887	3,354
Interest expense	(1,542)	(1,403)	(4,610)	(4,225)
Other (expense) income, net	97	(367)	(24)	(557)
Minority interest	41	158	25	1,031
Income before income taxes	13,297	9,781	36,173	32,837
Provision for income taxes	4,894	895	12,981	9,633

Net income	$8,403	$8,886	$23,192	$23,204

Basic earnings per share	$0.15	$0.15	$0.40	$0.38

Diluted earnings per share	$0.13	$0.14	$0.37	$0.36

Basic weighted average common shares outstanding	57,704	59,897	58,144	61,265
Diluted weighted average common shares and common share equivalents outstanding	66,565	68,638	66,835	70,074

Reconciliation of GAAP Diluted EPS to CEPS (1) (2)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net income	$8,403	$8,886	$23,192	$23,204
Add (Subtract):
Interest expense related to convertible debentures	971	970	2,911	2,911
Related tax effect	(397)	(396)	(1,189)	(1,189)
Net income for Diluted EPS	$8,977	$9,460	$24,914	$24,926
Amortization of intangible assets and stock-based compensation	4,652	3,923	13,862	12,133
Restructuring charges, net	135	—	2,796	—
Related tax effect	(1,762)	(359)	(5,978)	(3,559)
Adjusted net income for CEPS	$12,002	$13,024	$35,594	$33,500
Diluted CEPS	$0.18	$0.19	$0.53	$0.48

(1)

Keane’s management believes that cash performance is the primary driver of long-term per share value. As such, Keane’s management views diluted cash earnings per share (CEPS) as an important indicator of performance that helps investors to gain a meaningful understanding of our core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company’s performance. CEPS excludes amortization of intangible assets, stock-based compensation, and restructuring charges, net. CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP) and is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.

(2)

EPS and CEPS for the three months and nine months ended September 30, 2005 include a $2.8 million non-recurring tax benefit resulting from the reduction of tax reserves due to the expiration of certain statutes.

Keane, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	As of September 30,	As of December 31,
	2006	2005
	(In thousands)
Assets
Current:
Cash and cash equivalents	$78,717	$71,570
Restricted cash	236	1,745
Marketable securities	74,411	95,796
Accounts receivable, net	181,415	160,019
Prepaid expenses and deferred taxes	27,867	16,954
Total current assets	362,646	346,084

Marketable securities, long-term	$12,325	$—
Property and equipment, net	73,313	77,583
Goodwill	316,469	314,536
Customer lists, net	32,062	41,050
Other intangible assets, net	3,734	6,173
Deferred contract costs related to the TTA agreement	30,052	8,550
Other assets, net	13,540	13,318
Total assets	$844,141	$807,294

Liabilities
Current:
Short-term debt	$3	$7
Accounts payable	5,591	11,489
Accrued restructuring	1,831	2,781
Deferred revenue	14,300	6,932
Accrued compensation	31,030	44,835
Accrued expenses and other current liabilities	47,850	46,529
Total current liabilities	100,605	112,573

Long-term debt	150,000	150,001
Accrued long-term building costs	38,567	39,004
Accrued long-term restructuring	2,352	2,823
Other long-term liabilities	16,026	16,493
Deferred long-term revenue	23,688	11,155
Deferred income taxes	36,096	30,864
Total liabilities	367,334	362,913

Minority interest	3,744	3,769

Equity
Stockholders’ equity	473,063	440,612
Total liabilities and stockholders’ equity	$844,141	$807,294

Keane, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2006	2005

Cash flows from operating activities:
Net income	$23,192	$23,204
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,373	21,260
Changes in operating assets and liabilities, net of acquisitions and other, net	(40,968)	(37,088)
Net cash provided by operating activities	5,597	7,376

Cash flows from investing activities:
Proceeds from sales and maturities of investments, net of purchases	9,720	22,809
Purchase of property and equipment	(8,278)	(10,721)
Payments for current year and prior year acquisitions, net of cash acquired	(3,333)	(4,800)
Other, net	1,990	795
Net cash provided by investing activities	99	8,083

Cash flows from financing activities:
Proceeds from issuance of common stock	9,684	4,374
Payments under capital lease obligations	(5)	—
Debt issuance costs	—	(1,279)
Repurchase of common stock	(9,290)	(42,113)
Other, net	1,160	(215)
Net cash provided by (used for) financing activities	1,549	(39,233)
Effect of exchange rate changes on cash	(98)	(217)
Net increase (decrease) in cash and cash equivalents	7,147	(23,991)
Cash and cash equivalents at beginning of period	71,570	67,488
Cash and cash equivalents at end of period	$78,717	$43,497

Keane, Inc.

Selected Financial Data (Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Increase (Decrease)				Increase (Decrease)
	2006	2005	$	%	2006	2005	$	%
	(Dollars in thousands)				(Dollars in thousands)
Reconciliation of GAAP Net Income to EBITDA (1)
Net income	$8,403	$8,886	$(483)	-5.4%	$23,192	$23,204	$(12)	-0.1%
Add (Subtract):
Provision for income taxes	4,894	895	3,999	n/m	12,981	9,633	3,348	34.8%
Amortization of intangible assets	3,742	3,780	(38)	-1.0%	11,448	11,710	(262)	-2.2%
Stock-based compensation, allocated as follows:
Salaries, wages and other direct costs	12	—	12	n/m	41	—	41	n/m
Selling, general and administrative expenses	898	143	755	n/m	2,373	423	1,950	n/m
Restructuring charges, net	135	—	135	n/m	2,796	—	2,796	n/m
Depreciation	4,093	3,280	813	24.8%	11,925	9,550	2,375	24.9%
Interest and dividend income	(1,402)	(1,121)	(281)	25.1%	(3,887)	(3,354)	(533)	15.9%
Interest expense	1,542	1,403	139	9.9%	4,610	4,225	385	9.1%
EBITDA	$22,317	$17,266	$5,051	29.3%	$65,479	$55,391	$10,088	18.2%

Service Line Revenues
Outsourcing	$118,735	$118,655	$80	0.1%	$362,441	$355,028	$7,413	2.1%
Development & Integration	38,958	43,052	(4,094)	-9.5%	119,923	127,062	(7,139)	-5.6%
Other Services	74,263	77,856	(3,593)	-4.6%	235,804	227,495	8,309	3.7%
Total	$231,956	$239,563	$(7,607)	-3.2%	$718,168	$709,585	$8,583	1.2%

Service Line Bookings (2) (3)
Outsourcing	$71,196	$342,385	$(271,189)	-79.2%	$246,374	$589,822	$(343,448)	-58.2%
Development & Integration	68,318	155,126	(86,808)	-56.0%	161,438	241,904	(80,466)	-33.3%
Other Services	75,144	102,897	(27,753)	-27.0%	290,078	295,969	(5,891)	-2.0%
Total	$214,658	$600,408	$(385,750)	-64.2%	$697,890	$1,127,695	$(429,805)	-38.1%

Gross Margin
Revenues	$231,956	$239,563	$(7,607)	-3.2%	$718,168	$709,585	$8,583	1.2%
Salaries, wages, and other direct costs	(166,361)	(171,016)	4,655	-2.7%	(511,122)	(499,670)	(11,452)	2.3%
Gross Margin	$65,595	$68,547	$(2,952)	-4.3%	$207,046	$209,915	$(2,869)	-1.4%
Gross Margin %	28.3%	28.6%			28.8%	29.6%

Days Sales Outstanding (DSO) (4)	70	56	14	25.0%

n/m:	not meaningful

(1)

EBITDA represents earnings before net interest, income taxes, depreciation, amortization of intangible assets, stock-based compensation and restructuring charges, net. EBITDA is a non-GAAP (Generally Accepted Accounting Principles) financial measure that Keane’s management believes is an important indicator of Keane’s liquidity. Keane’s calculation of EBITDA may not be consistent with EBITDA measures of other companies. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the condensed consolidated statements of income.

(2)	Bookings represent the engagement value of contracts signed in the current reporting period.

(3)

Bookings for the three months and nine months ended September 30, 2005 included the $367 million TTA contract with the State Government of Victoria, Australia; $256.9 million of the TTA contract was included in Outsourcing bookings and $110.1 million of the TTA contract was included in Development and Integration bookings.

(4)

DSO is calculated using trailing three months total revenues divided by the number of days in the period to determine daily revenues. The average accounts receivable balance for the three-month period is then divided by daily revenues.

Keane, Inc.

Realignment of Service Offering Categories for 2005 Quarterly Results (Unaudited)

	Revised	Revised	Revised	Revised	Revised
	Q1-2005	Q2-2005	Q3-2005	Q4-2005	YTD 2005
	(in thousands)
Service Line Revenues (1)
Outsourcing	$117,262	$119,111	$118,655	$120,622	$475,650
Development & Integration	41,226	42,784	43,052	45,547	172,609
Other Services	73,716	75,923	77,856	80,101	307,596
Total	$232,204	$237,818	$239,563	$246,270	$955,855

Service Line Bookings (1) (2)
Outsourcing	$116,612	$130,825	$342,385	$130,829	$720,651
Development & Integration	46,699	40,079	155,126	29,270	271,174
Other Services	104,808	88,264	102,897	79,626	375,595
Total	$268,119	$259,168	$600,408	$239,725	$1,367,420

(1)

During the First Quarter of 2006, certain reclassifications were made to previously reported service line amounts. These reclassifications conform the grouping of certain business offerings within service lines to the current presentation and do not impact the total amounts previously reported.

(2)	Bookings represent the engagement value of contracts signed in the current reporting period.